UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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AMPLIPHI BIOSCIENCES CORPORATION

(Exact name of Registrant as specified in its charter)

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AmpliPhi Biosciences Corporation, a Washington corporation (the “Company” or “AmpliPhi”), filed its definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on April 4, 2019, relating to the Agreement and Plan of Merger, dated as of January 3, 2019, as amended on March 25, 2019, by and among the Company, C3J Therapeutics, Inc., a Washington corporation (“C3J”) and Ceres Merger Sub, Inc., a Washington corporation and wholly owned subsidiary of the Company (the “Merger Agreement”), pursuant to which Ceres Merger Sub, Inc. will merge with and into C3J, with C3J surviving as a wholly owned subsidiary of the Company (the “Merger”).

While the Company believes that the disclosures set forth in the Proxy Statement highlighted in plaintiffs’ disclosure claims (as described below) comply fully with applicable law, in order to moot such disclosure claims, avoid nuisance and possible expense, and provide additional information to its shareholders, the Company has determined to voluntarily supplement certain disclosures in the Proxy Statement related to plaintiffs’ claims with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the litigation that any additional disclosure was or is required or material. The Company also wishes to provide updated information regarding the composition of the combined company’s audit committee and nominating and corporate governance committee.

Except as otherwise set forth below, the information set forth in the Proxy Statement remains unchanged and is incorporated by reference as relevant to this Supplemental Disclosure. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Proxy Statement.

Supplemental Disclosures to Proxy Statement

All page references are to pages in the Proxy Statement, and terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement.

The fifth and sixth paragraphs under the subheading “—Background of the Merger” on page 64 of the Proxy Statement are hereby amended and restated in their entirety as follows:

“In early March 2017, Todd Patrick, CEO of C3J, reached out to AmpliPhi’s management because C3J was interested in pursuing an acquisition of a biotechnology company focused on the discovery and development of phage.

On March 10, 2017, AmpliPhi and C3J executed a confidentiality agreement (which did not contain a standstill provision) to explore a strategic process (including a potential partnership or financing transaction) and granted C3J access to AmpliPhi’s data room, which had previously been set up and maintained for the purposes of potential partnerships, licensing transactions and other strategic financings.

On March 13, 2017, M. Scott Salka, then President and Chief Executive Officer of AmpliPhi, and the Chairman of the Board of AmpliPhi, met with Mr. Patrick while the latter was attending a conference.”

The tenth full paragraph on page 65 of the Proxy Statement is hereby amended and supplemented with the addition of the underlined language below:

“Throughout May 2017, representatives of AmpliPhi and C3J continued to discuss terms of a strategic transaction, including the relative valuations of AmpliPhi and C3J, equity split, financing criteria, the board split and a potential spin out of C3J assets, and our board met regularly to receive updates regarding such discussions.”

The second sentence of the penultimate paragraph on page 67 of the Proxy Statement is hereby amended and supplemented with the addition of the underlined language below:

“Our board then approved the creation of an independent special committee to assess and evaluate third party proposals and make recommendations to our board with respect to the strategic transaction process (the “Independent Special Committee”), comprised of Wendy S. Johnson and Vijay Samant.”

The second sentence of the last paragraph on page 67 of the Proxy Statement is hereby amended and supplemented with the addition of the underlined language below:

“Of the remaining 40 companies, 15 companies executed confidentiality agreements (in addition to C3J), none of which contained standstill provisions (and, therefore, did not contain any “don’t ask / don’t waive” provisions), 13 companies submitted formal proposals, which were then narrowed down to four companies by using several criteria, including the quality of the management team, funding and business outlook. Company B, Company D, Company E and Company F were invited to present to Ladenburg, our management team and certain members of our board of directors on March 7, 2018 in New York City.”

The second paragraph on page 72 of the Proxy Statement is hereby amended to replace “January 3, 2018” with “January 3, 2019.”

The third full paragraph on page 73 of the Proxy Statement is hereby amended to replace “January 3, 2018” with “January 3, 2019.”

The section entitled “The Merger” is hereby amended and supplemented with the addition of the following new section at the bottom of page 86 of the Proxy Statement:

“Litigation Related To Merger.

Between April 15, 2019 and April 25, 2019, three putative class action lawsuits (captioned Midgarden v. AmpliPhi Biosciences Corp., et al., No. 19-cv-0684 (S.D. Cal. filed Apr. 15, 2019); Henning v. AmpliPhi Biosciences Corp., et al., No. 19-cv-0728 (S.D. Cal. filed Apr. 19, 2019); and Plumley v. AmpliPhi Biosciences Corp., et al., No. 19-cv-0617 (W.D. Wash. filed Apr. 25, 2019)) were filed in federal court against AmpliPhi and AmpliPhi’s board of directors related to the Merger. The lawsuits assert violations of Section 14(a) of the Securities Exchange Act of 1934 and Rule 14a-9 promulgated thereunder against all defendants, and assert violations of Section 20(a) of the Securities Exchange Act of 1934 as to the individual defendants.  The plaintiffs contend that AmpliPhi’s Definitive Proxy Statement on Schedule 14A, filed on April 4, 2019, omitted or misrepresented material information regarding the Merger. The complaints seek injunctive relief, rescission, or rescissory damages and an award of plaintiffs’ costs, including attorneys’ fees and expenses.”

The first paragraph under the subheading “—Directors and Officers of AmpliPhi Following the Merger” on page 89 of the Proxy Statement is hereby amended and supplemented by adding the following disclosure at the end of the paragraph:

“On or about January 2, 2019, AmpliPhi indicated to C3J that Jeremy Curnock Cook would be one of the two board members designated by AmpliPhi.”

The second paragraph under the subheading “—Directors and Officers of AmpliPhi Following the Merger” on page 89 of the Proxy Statement is hereby amended and supplemented by adding the following disclosure at the end of the paragraph:

“On or about December 7, 2018, C3J identified Steve Martin as a candidate for the role of Chief Financial Officer of the combined company. Consistent with discussions held in connection with the Merger, the material terms of any compensation payable to the current AmpliPhi officers and/or directors retaining roles with the combined company will remain the same, subject to any changes as determined by the combined company board following the consummation of the Merger.”

The section entitled “Board Committees” on page 156 of the Proxy Statement is hereby amended and restated in its entirety as follows:

“The board of directors of the combined company is expected to have the following committees: (1) an audit committee comprised of H. Stewart Parker (chairman of the audit committee), Jeremy Curnock Cook and Joseph Patti, (2) a compensation committee comprised of Michael Perry (chairman of the compensation committee), H. Stewart Parker, Joseph Patti and Jeremy Curnock Cook and (3) a nominating and corporate governance committee comprised of Richard Bastiani (chairman of the nominating and corporate governance committee), H. Stewart Parker , and Michael Perry.”

Cautionary Statement Regarding Forward-Looking Information

Statements included in this communication which are not historical in nature or do not relate to current facts are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “will,” “anticipate,” “could,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “project” and “intend,” as well as other similar words and expressions of the future, are intended to identify forward-looking statements. The Company cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from anticipated results. Such risks and uncertainties, include, among others, the following possibilities: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between AmpliPhi and C3J; the outcome of any legal proceedings that may be instituted against AmpliPhi or C3J; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) or AmpliPhi shareholder approval or to satisfy any of the other conditions to the transaction on a timely basis or at all; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where AmpliPhi and C3J do business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the ability to complete the acquisition and integration of C3J successfully; and other factors that may affect future results of AmpliPhi and C3J. Additional factors that could cause results to differ materially from those described above can be found in AmpliPhi’s Annual Report on Form 10-K for the year ended December 31, 2018, which is on file with the SEC and in other documents AmpliPhi files with the SEC.

Important Additional Information

In connection with the proposed transaction between AmpliPhi and C3J, AmpliPhi has filed with the SEC the Proxy Statement, as well as other relevant documents concerning the proposed transaction. This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC and send to its shareholders in connection with the proposed transaction. The proposed transaction will be submitted to AmpliPhi’s shareholders for their consideration. Before making any voting decision, shareholders of AmpliPhi are urged to read the Proxy Statement which is available at the SEC’s website (http://www.sec.gov), and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction.

Shareholders of AmpliPhi will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about C3J and AmpliPhi, without charge, at the SEC’s website (http://www.sec.gov). Copies of the Proxy Statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to AmpliPhi Biosciences Corporation, 3579 Valley Centre Drive, Suite 100, San Diego, CA 92130, Attention: Investor Relations; telephone: (858) 829-0829, or from AmpliPhi’s website, www.ampliphibio.com.